UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2005, Verticalnet, Inc. (the "Company") entered into an Amendment No. 1 to Note and Warrant Purchase Agreement (the "Purchase Agreement Amendment") with various independent institutional investors (the "Purchasers"). The Purchase Agreement Amendment amends the Note and Warrant Purchase Agreement dated as of August 16, 2005 among the Company and the Purchasers (the "Purchase Agreement").

On August 31, 2005, the Company also entered into an Amendment No. 1 to Senior Secured Convertible Promissory Note with each Purchaser (the "Amendment to Notes"). The Amendment to Notes amends the Senior Secured Convertible Promissory Notes dated August 16, 2005 (the "Notes") in the aggregate principal amount of $6.6 million that were sold by the Company and purchased by the Purchasers pursuant to the Purchase Agreement.

Both the Purchase Agreement Amendment and the Amendment to Notes were entered into to regain compliance with the listing of additional shares and shareholder approval rules set forth in Marketplace Rules 4350(i)(1)(D) and IM-4350-2 of the Nasdaq Stock Market. The Purchase Agreement Amendment and the Amendment to Notes delete the provisions contained in the Purchase Agreement and the Notes that required the Company to make a cash payment to the Purchasers if at the next annual shareholders’ meeting the Company’s shareholders do not approve a proposal to permit the Company to issue common stock upon conversion of the Notes in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the date the Notes were sold (the "Shareholder Proposal").

The Purchase Agreement Amendment and the Amendment to Notes also provide that if the Company’s shareholders do not approve the Shareholder Proposal at the next annual meeting of shareholders, then as long as the Notes remain outstanding the Company will cause a shareholders’ meeting to be held every six months thereafter seeking the approval of the Shareholder Proposal.

The foregoing is only a summary of the Purchase Agreement Amendment and the Amendment to Notes. You are urged to read the Amendment to Notes and the Purchase Agreement Amendment attached to this report as Exhibits 4.1 and 10.1, respectively, in their entirety for a more complete description of the terms and conditions of such agreements.

The information regarding the Purchase Agreement Amendment and the Amendment to Notes set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Notes and the Purchase Agreement Amendment, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this report, and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 6, 2005, the Company received a notice (the "Notice") from the Listing Qualifications Department of the Nasdaq Stock Market that in connection with the Company’s private placement of the Notes pursuant to the Purchase Agreement, the Company was in violation of the listing of additional shares and shareholder approval rules set forth in Marketplace Rules 4350(i)(1)(D) and IM-4350-2 (the "Rules"). However, the Notice further provides that based on the Company’s submissions to Nasdaq dated August 17, 2005 and September 2, 2005, including the amendments made to the Purchase Agreement and the Notes contained in the Purchase Agreement Amendment and the Amendment to Notes described in Item 1.01 above, the staff of Nasdaq (the "Staff") determined that the Company regained compliance with the Rules and that the matter was closed.

Since the Staff notified the Company that it regained compliance with the Rules, the Company does not anticipate taking any further action in response to the Notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following amendments are included as exhibits to this report furnished under Item 9.01:

4.1 Form of Amendment No. 1 to Senior Secured Convertible Promissory Note dated as of August 31, 2005.

10.1 Amendment No. 1 to Note and Warrant Purchase Agreement dated as of August 31, 2005 among Verticalnet, Inc. and the purchasers thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

September 7, 2005	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Amendment No. 1 to Senior Secured Convertible Promissory Note dated as of August 31, 2005.
10.1	Amendment No. 1 to Note and Warrant Purchase Agreement dated as of August 31, 2005 among Verticalnet, Inc. and the purchasers thereto.